UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 1, 2009
(Date of Earliest Event Reported)

ALLIANCE HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16609	33-0239910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, California 92660
(Address of Principal Executive Offices)

(949) 242-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Early Settlement of Tender Offer and Consent Solicitation Regarding 7¼% Senior Subordinated Notes due 2012; Execution of Related Supplemental Indentures. On November 12, 2009, we commenced a tender offer and consent solicitation for all of our outstanding 7¼% Senior Subordinated Notes due 2012, which we refer to as the 2012 notes.  As of November 25, 2009, the early consent date for the tender offer and consent solicitation, we had received tenders from holders of $294,296,000 in aggregate principal amount of the 2012 notes, representing approximately 98.1% of the outstanding 2012 notes.  We accepted these 2012 notes for purchase on December 1, 2009.  In connection with the tender offer and consent solicitation, we entered into supplemental indentures eliminating substantially all of the restrictive covenants and certain events of default contained in the 2012 notes and the indentures.  The supplemental indenture to the indenture dated as of December 29, 2004, under which we issued $150,000,000 aggregate principal amount of 2012 notes, is filed as exhibit 4.1 and is incorporated herein by reference.  The supplemental indenture to the indenture dated as of December 4, 2007, under which we issued $150,000,000 aggregate principal amount of 2012 notes, is filed as exhibit 4.2 and is incorporated herein by reference.

Issuance of New 8% Senior Notes due 2016; Execution of Related Indenture. On December 1, 2009, we completed an offering of $190,000,000 in aggregate principal amount of our 8% Senior Notes due December 1, 2016, which we refer to as the 2016 notes, in reliance on the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act of 1933, as amended. The 2016 notes are governed by an indenture, dated as of December 1, 2009, between Alliance and The Bank of New York Mellon Trust Company, N.A., as trustee.  We may redeem the 2016 notes at any time on or after December 1, 2012 at redemption prices set forth in the indenture governing the 2016 notes, plus accrued and unpaid interest and liquidated damages, if any.  We may also redeem the 2016 notes prior to December 1, 2012 at a price equal to 100% of the principal amount of the 2016 notes to be redeemed, plus a make-whole premium and accrued and unpaid interest and liquidated damages, if any.  The indenture governing the 2016 notes contains covenants limiting our and most of our subsidiaries’ ability to pay dividends and make other restricted payments, incur additional indebtedness and disqualified stock, create liens on our assets, merge, consolidate, or sell all or substantially all of our assets, and enter into transactions with affiliates, among others.  The indenture governing the 2016 notes, including the form of the 2016 notes, is filed as exhibit 4.3 and is incorporated herein by reference.

Registration Rights Agreement for 2016 Notes. In connection with the sale of the 2016 notes, we entered into a registration rights agreement, dated as of December 1, 2009, with the representatives of the initial purchasers of the 2016 notes.  Pursuant to the registration rights agreement, we have agreed to file a registration statement in connection with, and consummate, an exchange offer enabling holders of the 2016 notes to exchange these notes for publicly registered exchange notes with nearly identical terms.  If we do not comply with our registration obligations, we will be required to pay liquidated damages to the holders of the 2016 notes in specified situations.  The registration rights agreement is filed as exhibit 4.4 and is incorporated herein by reference.

Execution of New Credit Agreement. On December 1, 2009, we replaced our existing credit facility with a new senior secured credit agreement with Deutsche Bank Trust Company Americas, as administrative agent, and the other lenders party thereto. The new credit agreement consists of a $460,000,000, six and one half-year term loan facility, a $120,000,000, five-year revolving loan facility, including a $10,000,000 swing line subfacility and a $20,000,000 sublimit for letters of credit, and uncommitted incremental loan facilities for up to $150,000,000 in additional principal amount of revolving or term loans, subject to receipt of lender commitments and satisfaction of specified conditions.

Borrowings under the new credit agreement bear interest through maturity at a variable rate based upon, at our option, either LIBOR or the base rate (which is the highest of the administrative agent’s prime rate, one-half of 1.00% in excess of the overnight federal funds rate, and 1.00% in excess of the one-month LIBOR rate), plus in each case, an applicable margin. With respect to the term loan facilities, the applicable margin for LIBOR loans is 3.50% per annum, and with respect to the revolving loan facilities, the applicable margin for LIBOR loans ranges, based on the applicable leverage ratio, from 3.25% to 3.75% per annum, in each case, with a LIBOR floor of 2.00%.  With respect to the term loan facilities, the applicable margin for base rate loans is 2.50% per annum, and with respect to the revolving loan facilities, the applicable margin for base rate loans ranges, based on the applicable leverage ratio, from 2.25% to 2.75% per annum.  We are required to pay a commitment fee equal to 0.50% per annum on the undrawn portion available under the revolving loan facility and variable per annum fees in respect of outstanding letters of credit.

During the first six and one-quarter years after the closing date, we will be required to make quarterly amortization payments on the term loan facility in the amount of $1,150,000. We are also required to make mandatory prepayments of term loans under the new credit agreement, subject to specified exceptions, from excess cash flow, and with the proceeds of asset sales, debt issuances and specified other events.

Our obligations under the new credit agreement will be guaranteed by substantially all of our direct and indirect domestic subsidiaries. The obligations under the new credit agreement and the guarantees are secured by a lien on substantially all of our tangible and intangible property, and by a pledge of all of the shares of stock, partnership interests and limited liability company interests of our direct and indirect domestic subsidiaries, of which we now own or later acquire more than a 50% interest, subject to limited exceptions.

In addition to other covenants, the new credit agreement places limits on our and our subsidiaries’ ability to, declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, make capital expenditures, engage in mergers, acquisitions and asset sales, transact with affiliates and alter the business conducted by us and our subsidiaries.

The new credit agreement also contains financial covenants requiring us to maintain (i) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA that ranges from 4.75 to 1.00 to 4.00 to 1.00 and (ii) a minimum ratio of consolidated adjusted EBITDA to consolidated interest expense of 2.75 to 1.00. For the quarter ending December 31, 2009, the new credit agreement requires a maximum leverage ratio of not more than 4.75 to 1.00. Our failure to comply with these covenants could permit the lenders under the new credit agreement to declare all amounts borrowed under the new credit agreement, together with accrued interest and fees, to be immediately due and payable.

The new credit agreement is filed as exhibit 10.1 and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 pertaining to the 2016 notes and the new credit agreement are incorporated in this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

4.1

Supplemental Indenture, dated as of November 27, 2009, to the Indenture, dated as of December 29, 2004, with respect to the 7¼% Senior Subordinated Notes due 2012, between Alliance HealthCare Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2

Supplemental Indenture, dated as of November 27, 2009, to the Indenture, dated as of December 4, 2007, with respect to the 7¼% Senior Subordinated Notes due 2012, between Alliance HealthCare Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3

Indenture, including the form of Note, dated as of December 1, 2009, with respect to the 8% Senior Notes due 2016, between Alliance HealthCare Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4

Registration Rights Agreement, dated as of December 1, 2009, by and among Alliance HealthCare Services, Inc. and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Barclays Capital Inc.

10.1

Credit Agreement, dated as of December 1, 2009, among Alliance HealthCare Services, Inc., the financial institutions listed on the signature pages thereof and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	ALLIANCE HEALTHCARE SERVICES, INC.

	By:	/s/ Eli H. Glovinsky
		Name:	Eli H. Glovinsky
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description

4.1

Supplemental Indenture, dated as of November 27, 2009, to the Indenture, dated as of December 29, 2004, with respect to the 7¼% Senior Subordinated Notes due 2012, between Alliance HealthCare Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2

Supplemental Indenture, dated as of November 27, 2009, to the Indenture, dated as of December 4, 2007, with respect to the 7¼% Senior Subordinated Notes due 2012, between Alliance HealthCare Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3

Indenture, including the form of Note, dated as of December 1, 2009, with respect to the 8% Senior Notes due 2016, between Alliance HealthCare Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4

Registration Rights Agreement, dated as of December 1, 2009, by and among Alliance HealthCare Services, Inc. and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Barclays Capital Inc.

10.1

Credit Agreement, dated as of December 1, 2009, among Alliance HealthCare Services, Inc., the financial institutions listed on the signature pages thereof and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.